As filed with the Securities and Exchange Commission on June 25, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APTOSE BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada	98-1136802
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

251 Consumers Road, Suite

1105, Toronto, Ontario

M2J 4R3 Canada

(Address of Principal Executive Offices)

Aptose Biosciences Inc. 2021 Employee Stock Purchase Plan (“Purchase Plan”)

Aptose Biosciences Inc. 2021 Stock Incentive Plan (“Incentive Plan”)

(Full title of the plan)

Aptose Biosciences U.S. Inc.

12270 High Bluff Drive, Suite 120

San Diego, California 92130

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1) (2)(3)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares
---Purchase Plan	6,343,242
---Incentive Plan	1,700,000
Total	8,043,242	$3.33	$26,783,996	$2,923

(1)

Includes such indeterminate number of common shares of the registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2)	Includes common shares of the registrant (without par value) reserved for future issuance pursuant to the Purchase Plan.
(3)

Includes common shares of the registrant (without par value) reserved for future issuance as restricted stock or dividend equivalents, or upon the exercise of stock options, the vesting of stock appreciation rights and the vesting of restricted stock units under the Incentive Plan.

(4)

The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) based on the average high and low prices for the registrant’s common shares on June 23, 2021, as quoted on the NASDAQ Stock Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements, pursuant to the Note to Part I of Form S-8 and Rule 424 under the Securities Act of 1933. The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by Aptose Biosciences Inc. as required by Part I of Form S-8 and by Rule 428 under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation Of Documents By Reference.

The following documents that have been filed by us with the SEC are incorporated in this registration statement by reference:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 23, 2021.

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 4, 2021.

(c)	Our Current Reports on Form 8-K filed with the SEC on March 23, 2021, March 29, 2021, May 4, 2021 and June 1, 2021.

(d)	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2021.

(e)	All other reports filed by our company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2020.

(f)

The description of our common shares set forth under the heading “Additional Information – Common Shares” contained in our Annual Report on Form 20-F for the fiscal year end May 31, 2014, filed with the SEC on July 30, 2014, and incorporated by reference into our Registration Statement on Form 8-A, as filed with the SEC on October 21, 2014, including any amendment or report to such Registration Statement on Form 8-A filed for the purpose of amending such description.

In addition, all reports and documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this registration statement from the date of filing of each such document.

Any statement contained herein, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently-filed amendment to this registration statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under the Canada Business Corporations Act, or the “CBCA”, we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with our company or another entity, and the individual seeking indemnity shall have a right to such indemnity if such individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such individual ought to have done. The CBCA also provides that we may advance moneys to such an individual for the costs, charges and expenses of such a proceeding.

The CBCA also provides that we may with the approval of a court, indemnify such an individual or advance moneys against all costs, charges and expenses reasonably incurred by the individual in connection with an action by or on behalf of our company or other entity to procure a judgment in our favour, to which the individual is made a party because of the individual’s association with our company or other entity at our request.

However, indemnification under any of the foregoing circumstances is prohibited under the CBCA unless the individual:

•

acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

If any individual has received advance money from our company and does not fulfill the above conditions, the individual must repay the money.

Our by-law No. 2 provides that we will indemnify our directors or officers, former directors or officers or other individuals who act or have acted at our request as a director or officer, or in a similar capacity, of another entity, and his or her heirs and legal representatives to the extent permitted by the CBCA.

Our by-law No. 2 further provides that, except as otherwise required by the CBCA, we may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he or she is or was an employee or agent of our company, or is or was serving at our request as an employee, agent of or participant in another entity against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted honestly and in good faith with a view to our best interests or, as the case may be, to the best interests of the other entity for which he or she served at our request and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction will not, of itself, create a presumption that the person did not act honestly and in good faith with a view to our best interests or the best interests of the other entity and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his or her conduct was lawful.

We have entered into indemnity agreements with our directors and certain officers pursuant to which we have agreed to indemnify our officers and directors for:

(a)

all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having been a director and/or officer of our company, if (i) they acted honestly and in good faith with a view to our best interests, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

(b)

all costs, charges and expenses reasonably incurred by them in connection with any action by or on our behalf to procure a judgment in our favour to which they are made a party by reason of being or having been a director and/or officer of our company.

(c)

all costs, charges and expenses reasonably incurred by them in connection with the defense of any civil, criminal or administrative proceeding to which they are made a party by reason of being or having been a director and/or officer of our company if they have been substantially successful on the merits in their defense of the action or proceeding and they fulfil the conditions set forth in the two foregoing clauses (a)(i) and (a)(ii) above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit	Description of Exhibit

4.1	Aptose Biosciences Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2021) (File No. 1-32001).

4.2	Aptose Biosciences Inc. 2021 Stock Incentive Plan (incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2021) (File No. 1-32001).

5.1	Opinion of McCarthy Tétrault LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages to this registration statement).

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Aptose Biosciences Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, on this 25th day of June, 2021.

APTOSE BIOSCIENCES INC.

By:	/s/ Jotin Marango
Jotin Marango
Senior Vice President, Chief Business Officer and Chief Financial Officer

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POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William G. Rice and Jotin Marango, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 25, 2021.

Signature	Title

/s/ William G. Rice	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
William G. Rice

/s/ Jotin Marango	Senior Vice President, Chief Business Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jotin Marango

/s/ Dr. Dennis Burger	Director
Dr. Dennis Burger

/s/ Carol Ashe	Director
Carol Ashe

/s/ Caroline Loewy	Director
Caroline Loewy

2

Signature	Title

/s/ Dr. Erich M. Platzer	Director
Dr. Erich M. Platzer

/s/ Dr. Mark Vincent	Director
Dr. Mark Vincent

/s/ Warren Whitehead	Director
Warren Whitehead

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Aptose Biosciences Inc. in the United States, on June 25, 2021.

APTOSE BIOSCIENCES U.S. INC.

By:	/s/ Jotin Marango
Jotin Marango Chief Financial Officer

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